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                                CINCINNATI BELL INC.

                        EXECUTIVE DEFERRED COMPENSATION PLAN

                (As amended and restated effective January 1, 1998)


                                     SECTION 1

                              NAME AND PURPOSE OF PLAN

     1.1 NAME. The plan set forth herein shall be known as the Cincinnati Bell Inc. Executive Deferred Compensation Plan (the "Plan").

     1.2 PURPOSE. The purpose of the Plan is to provide deferred compensation for a select group of officers and highly compensated employees of Cincinnati Bell Inc. and its affiliates.

                                     SECTION 2

                       GENERAL DEFINITIONS; GENDER AND NUMBER

     2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

          2.1.1 "Accounts" means, collectively, all outstanding Cash Deferral Accounts, Share Deferral Accounts, Restricted Stock Accounts and Company Matching Accounts maintained for a Key Employee.

          2.1.2 "Beneficiary" means the person or entity designated by a Key Employee, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Key Employee's death. If a Key Employee fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse or, if none, his estate.

          2.1.3     "CBI" means Cincinnati Bell Inc.

          2.1.4     "CBI Shares" means common shares of CBI.

          2.1.5 "Company" means CBI, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code, as modified by section 415(h) of the Code) which includes CBI, each trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with CBI, each

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member of an affiliated service group (within the meaning of section 414(m)
of the Code) which includes CBI and each other entity required to be aggregated with CBI under section 414(o) of the Code.

          2.1.5 "Code" means the Internal Revenue Code of 1986 as such Code now exists or is hereafter amended.

          2.1.6 "Committee" means Compensation Committee of the Board of Directors of CBI.

          2.1.7 "Employee" means any person who is an employee of a Company.

          2.1.8 "Key Employee" means, with respect to any calendar year ("Subject Year"), an Employee whose base pay and target bonus for the calendar year immediately preceding the Subject Year total at least $150,000 (or, in the case of an Employee hired during the Subject Year, whose annualized rate of base pay and annualized target bonus for the Subject Year total at least $150,000) and who has been designated by the Employee's Company as a "Key Employee" for the Subject Year.

     2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.

                                    SECTION 3

                             DEFERRALS; COMPANY MATCH

     3.1  ELECTION OF DEFERRALS.

          3.1.1 Subject to such rules as the Committee may prescribe, a Key Employee may elect to defer up to 75% of his Basic Salary for any calendar year (or such larger percentage of his Basic Salary as may be prescribed by the Committee) by completing a deferral form and filing such form with the Committee prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee). Notwithstanding the foregoing, if an Employee first becomes a Key Employee after the first day of a calendar year, such Key Employee may elect to defer a permissible percentage of his Basic Salary for the remainder of the calendar year by completing and signing a deferral form provided by the Committee and filing such form with the Committee within 30 days of the date which he first becomes a Key Employee. Any election under the preceding sentence shall be effective as of the first payroll period beginning after the date the election is filed. For purposes of the Plan, "Basic Salary" means the basic salary payable to a Key Employee by a Company.

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          3.1.2     Subject to such rules as the Committee may prescribe, a
Key Employee may elect to defer up to 100% or a specific dollar amount (not less than $1,000) of any Cash Award otherwise payable during the calendar year by completing a deferral form and filing such form with the Committee prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee). For purposes of the Plan, "Cash Award" means an award or bonus payable in cash to a Key Employee by a Company, including a cash award under CBI's 1988 Long Term Incentive Plan, 1997 Long Term Incentive Plan or Short Term Incentive Plan.

          3.1.3 Subject to such rules as the Committee may prescribe, a Key Employee may elect to defer up to 100% of any Share Award otherwise payable during a calendar year by completing a deferral form and filing such form with the Committee prior to January 1 of such calendar year (or such earlier date as maybe prescribed by the Committee). For purposes of the Plan, "Share Award" means an award under CBI's 1988 Long Term Incentive Plan or 1997 Long Term Incentive Plan which is payable in the form of CBI Shares, provided that stock option awards and awards of restricted stock shall not be considered "Share Awards" for purposes of the Plan.

          3.1.4. Subject to such rules as the Committee may prescribe, a Key Employee who has received a Restricted Stock Award may elect to surrender any of the restricted CBI Shares as of any date permitted by the Committee (not later than six months prior to the date on which the restrictions otherwise applicable to such shares would lapse). For purposes of the Plan, "Restricted Stock Award" means an award of CBI Shares under CBI's 1988 Long Term Incentive Plan or 1997 Long Term Incentive Plan which is in the form of restricted stock.

     3.2 CHANGING DEFERRALS. Subject to such rules as the Committee may prescribe, a Key Employee who has elected to defer a portion of his Basic Salary, Cash Award, or Share Award may change the amount of his deferral from one permissible amount to another, effective as of any January 1, by completing and signing a new deferral form and filing such form with the Committee prior to such January 1 (or such earlier date as may be prescribed by the Committee).

     3.3  SUSPENDING DEFERRALS.

          3.3.1 Subject to such rules as the Committee may prescribe, a Key Employee who has elected to defer a portion of his Basic Salary may suspend such election, as of the first day of any payroll period, by completing and signing a form provided by the Committee and filing such form with the Committee prior to the first day of such payroll period. A Key Employee who has suspended his election for deferrals in accordance with this
Section 3.3.1 may again elect to defer a portion of his Basic Salary, effective as of any January 1 following the six month period beginning on the effective date of the suspension, by completing and signing a new deferral form and filing such form with the Committee prior to such January 1 (or such earlier date as may be prescribed by the Committee).

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          3.3.2     A Key Employee's election to defer a portion of a Cash
Award or Share Award or to surrender any portion of a Restricted Stock Award may not be revoked during the calendar year.

     3.4 COMPANY MATCH. As of each day on which Basic Salary or Cash Award deferrals are credited, under Section 4.1, to the Cash Deferral Account of a Key Employee who is not a Class 1 Senior Manager under the Cincinnati Bell Inc. Pension Program ("Deferral Date"), there shall also be credited to such Key Employee's Company Matching Account under Section 4.3, an amount computed in accordance with the provisions of this Section 3.4

          3.4.1 To the extent that the Key Employee's aggregate non-deferred Basic Salary and Cash Awards for the calendar year through the Deferral Date are not in excess the maximum dollar amount permitted for such year under section of 401(a)(17) of the Code, the Company match to be credited to such Key Employee's Company Matching Account on the Deferral Date shall be 4% (or such lesser percentage as may be prescribed by the Committee) of the Basic Salary and Cash Award deferred on the Deferral Date.

          3.4.2 To the extent that the Key Employee's aggregate non-deferred Basic Salary and Cash Awards for the calendar year through the Deferral Date exceed the maximum dollar amount permitted for such year under section 401(a)(17) of the Code, the Company match to be credited to such Key Employee's Company Matching Account on the Deferral Date shall be the lesser of (a) 66-2/3% (or such lesser percentage as may be prescribed by the Committee) of the Basic Salary and Cash Award deferred on the Deferral Date or (b) 4% (or such lesser percentage as may be prescribed by the Committee) of the sum of (i) that portion of the Basic Salary and Cash Award deferred on the Deferral Date plus (ii) that portion of the Key Employee's Basic Salary and Cash Award paid on the Deferral Date.

For purposes of this Section 3.4, the term "Cash Award" shall not include any amounts payable under CBI's 1988 Long Term Incentive Plan or 1997 Long Term Incentive Plan or any other long term incentive plan maintained by a Company and such amounts shall not be eligible for a Company match under this Section 3.4

                                   SECTION 4

                     MAINTENANCE AND VALUATION OF ACCOUNTS

     4.1 CASH DEFERRAL ACCOUNTS. There shall be established for each Key Employee who has elected to defer a portion of his Basic Salary or Cash Award under Section 3.1.1 or 3.1.2 a separate Account, called a Cash Deferral Account, which shall reflect the amounts deferred by the Key

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Employee and the assumed investment thereof.  Subject to such rules as the
Committee may prescribe, any amount deferred by a Key Employee under Section
3.1.1 or 3.1.2 shall be credited to the Key Employee's Cash Deferral Account as of the day on which such deferred amount would have otherwise been paid to the Key Employee and shall be assumed to have been invested in the investments designated by the Key Employee on a form provided by and filed with the Committee.

     4.2 SHARE DEFERRAL ACCOUNTS. There shall be established for each Key Employee who has elected to defer all or a portion of a Share Award under
Section 3.1.3 a separate Account, called a Share Deferral Account, which shall reflect the amounts deferred by the Key Employee under Section 3.1.3 and the assumed investment thereof. Subject to such rules as the Committee may prescribe, the amounted deferred by a Key Employee under Section 3.1.3 shall be credited to the Key Employee's Share Deferral Account as of the day on which such amount would have otherwise been paid to the Key Employee. Amounts credited to the Key Employee's Share Deferral Account shall be assumed to have been invested exclusively in CBI Shares.

     4.3 RESTRICTED STOCK ACCOUNTS. There shall be established for each Key Employee who has elected to surrender all or a portion of a Restricted Stock Award under Section 3.1.4 a separate Account, called a Restricted Stock Account, which shall reflect the value of the CBI Shares surrendered by the Key Employee under Section 3.1.4 and the assumed investment thereof. Subject to such rules as the Committee may prescribe, an amount equal to the value of the CBI Shares surrendered by the Key Employee under Section 3.1.4 shall be credited to the Key Employee's Restricted Stock Account as of the day on which the CBI Shares are surrendered to CBI. Amounts credited to the Key Employee's Restricted Stock Account shall be assumed to have been invested exclusively in CBI Shares until six months after the Applicable Lapse Date for the surrendered CBI Shares. Thereafter, such amounts shall be assumed to have been invested in the investments designated by the Key Employee on a form provided by and filed with the Committee. For purposes of the Plan, "Applicable Lapse Date" means, with respect to any Restricted Stock Award, the date on which the restrictions would have lapsed if the restricted CBI Shares had not been surrendered.

     4.4 COMPANY MATCHING ACCOUNTS. There shall be established for each Key Employee who is entitled to a Company match under Section 3.4 a separate Account called a Company Matching Account, which shall reflect the Company match to be credited on behalf of the Key Employee under Section 3.4 and the assumed investment thereof. The amount of the Company's match shall be credited to the Key Employee's Company Matching Account as of the day on which the deferred Basic Salary or Cash Award to which the Company match relates would have otherwise been paid to the Key Employee. Amounts credited to the Key Employee's Company Matching Account shall be assumed to have been invested in the investments designed by the Key Employee on a form provided by and filed with the Committee.

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     4.5  VALUATION.  As soon as practical following the end of each calendar year, each Key Employee or, in the event of his death, his Beneficiary, shall be furnished a statement as of December 31 showing the balance of the Key Employee's Accounts, the total credits to such Accounts during the preceding calendar year, and, if amounts credited to any such Accounts are assumed to have been invested in securities, a description of such securities including the number of shares assumed to have been purchased by the amounts credited to such Accounts.

     4.6 CBI SHARES. To the extent Key Employee's Accounts are assumed to have been invested in CBI Shares:

          4.6.1. Whenever any cash dividends are paid with respect to CBI Shares, additional amounts shall be credited to the Key Employee's Accounts as of the dividend payment date. The additional amount to be credited to each account shall be determined by multiplying the per share cash dividend paid with respect to the CBI Shares on the dividend payment date by the number of assumed CBI Shares credited to the Key Employee's Accounts on the day preceding the dividend payment date. Such additional amount credited to the Key Employee's Account shall be assumed to have been invested in additional CBI Shares on the day on which such dividends are paid.

          4.6.2. If there is any change in CBI Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of shares assumed to have been purchased for each Account shall be appropriately adjusted.

          4.6.3 Whenever CBI Shares are to be valued for purposes of the Plan, the value of each such share shall be the average of the high and low price per share as reported on the composite tape on the last business day preceding the date as of which the distribution is made or, if no sales were made on that date, on the next preceding day on which sales were made.

          4.6.4 Effective on or about December 31, 1998, CBI will distribute to its shareholders one common share of Convergys Corporation ("Convergys Share") for each CBI Share owned by its shareholders on the record date for the distribution. Upon such distribution, the Accounts of each Key Employee shall be credited with an assumed investment in one Convergys Share for each CBI Share then assumed to be credited to the Accounts. Thereafter, each Key Employee shall have the option of either retaining such assumed investment into in Convergys Shares or converting part or all of such assumed investment into an assumed investment in additional CBI Shares or any other assumed investment permitted under the Plan; provided, however, that any Convergys Shares shares credited to a Restricted Account shall be subject to the same restrictions (including restrictions on switching to alternate assumed investments) as apply to the CBI Shares credited to that Account to which the Convergys Shares Relate.

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                                    SECTION 5

                                   DISTRIBUTION

     5.1 GENERAL. Except as otherwise provided in Section 5.5, no amount shall be paid with respect to a Key Employee's Accounts while he remains an Employee. Unless the Committee otherwise provides, all payments with respect to a Key Employee's Accounts shall be made by the Company which otherwise would have paid the Basic Salary, Cash Award, Share Award or Restricted Stock Award deferred by the Key Employee.

     5.2 TERMINATION OF EMPLOYMENT. A Key Employee may elect to receive the amounts credited to his Accounts in up to ten annual installment payments, commencing on the first business day of March of the calendar year following the calendar year in which he ceases to be an Employee. If a Key Employee fails to make such election, the amounts credited to the Key Employee's Account shall be paid to the Key Employee in two annual installments with the first installment being made on the first business day of March of the calendar year following the calendar year in which the Key Employee ceases to be an Employee.

          5.2.1.    The amount of each annual installment payable under this
Section 5.2 shall be, at the election of the Key Employee, either (1) a specific dollar amount specified by the Key Employee (not less than $50,000 or more than $1,000,000), or (2) a fraction of the amounts credited to the Key Employee's Accounts as of the installment payment date, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid (including the installment to be paid on the subject installment payment date). If a Key Employee elects (2) above and the amount of any annual installment is less than $50,000 or more than $1,000,000, it shall be increased to $50,000 or reduced to $1,000,000, as the case may be; provided that if the remaining amount credited to the Accounts on any annual installment date is less than $50,000, the payment shall be the amount necessary to reduce the amount credited to the Account to $0.

          5.2.2. Any election under this Section 5.2 must be made prior to the effective date of the Key Employee's termination and within the time prescribed by the Key Employee's Company but in no event later than four months prior to the effective date of the Key Employee's termination. With the consent of the Committee, and subject to such rules as the Committee may prescribe, a Key Employee may elect (a) to receive the amounts credited to his Accounts in up to 120 monthly installments and (b) to accelerate the time at which any payment may be made (to a date not earlier than the date on which he ceases to be an Employee).

          5.2.3. In its discretion, the Committee may condition the right to receive payments with respect to a portion of all of a Key Employee's Company Matching

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Account on the Key Employee's completing a minimum period of service prior to the date on which he ceases to be an Employee. To the extent that a Key Employee has not satisfied any applicable service requirements prior to the date on which he ceases to be an Employee (other than by reason of his death), he shall not be entitled to receive any payment with respect to his Company Matching Account.

          5.2.4. In the case of a Restricted Stock Account, amounts credited to such Account under Section 4.3 shall be subject to forfeiture at the same time and to the same extent that the CBI Shares surrendered under
Section 3.1.4 would have been if such CBI Shares had not been surrendered. The provisions of this Section 5.2.4 shall not apply to amounts credited to the Restricted Stock Account under Section 4.6.1

     5.3 DEATH. Except as provided in Section 5.2.4, if a Key Employee ceases to be a Employee by reason of his death, or if a Key Employee dies after ceasing to be an Employee but before the amounts credited to his Accounts have been paid, the amounts credited to the Key Employee's Accounts shall be paid to the Key Employee's Beneficiary in one lump sum as of the first business day of the third quarter following the date of the Key Employee's death; provided, however, that if the Key Employee has elected to have his Accounts distributed in installments and if he dies after distribution has commenced, the remaining installments shall be paid to the Beneficiary as they become due.

     5.4 FORM OF PAYMENT. Payments with respect to assumed investments other than CBI Shares shall be made in cash. Payments with respect to assumed investments in CBI Shares shall be made in CBI Shares or cash, in the discretion of the Committee.

     5.5 CHANGE IN CONTROL. If a Change in Control of CBI occurs, each Key Employee's Plan Accounts shall be paid to him in one lump sum as of the day next following the date on which such Change in Control occurred. A "Change in Control of CBI" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of CBI; (ii) CBI shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of CBI, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; (iii) CBI shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; (iv) a person within the meaning of Section 3 (a)(9) or of Section 13(d)(3) (as in effect on January 1, 1994) of the Securities Exchange Act of 1923, shall acquire 20% or more of the outstanding voting securities of CBI (whether directly, indirectly, beneficially or of record), or a person, within the meaning of
Section 3(a)(9) or Section 13(d)(3) (as in effect on January 1, 1994) of the Securities Exchange Act of 1934 controls in any manner the election of a majority of the directors of CBI; or (v) within any period of two consecutive years after January 1, 1994, individuals who at the beginning of such period

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constitute CBI's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on January 1, 1994) pursuant to the Exchange Act of 1934.

     5.6 TRANSFER TO THE CONVERGYS CORPORATION EXECUTIVE DEFERRED COMPENSATION COMPENSATION PLAN. Effective as of the date on which Convergys Corporation ceases to be a subsidiary of CBI, the accrued benefit of each Key Employee who thereupon ceases to be an Employee shall not be distributed or forfeited by reason of such termination of service as an Employee but shall be transferred to and assumed by the Convergys Corporation Executive Deferred Compensation Plan. From and after such transfer and assumption, neither CBI nor the Key Employee shall have any further rights or obligations under this Plan; provided, however, that to the extent that CBI has elected to purchase any assets to fund its obligations under this Plan for such Key Employees, such assets shall be transferred to Convergys Corporation.

                                   SECTION 6

                           ADMINISTRATION OF THE PLAN

     6.1 GENERAL. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee.

     6.2 EXPENSES. Expenses of administering the Plan shall be shared by each Company participating in this Plan in such proportions as may be determined by CBI.

     6.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

     6.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

     6.5 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Company), auditors (including auditors of any

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Company), physicians, clerical help and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan.

     6.6 INDEMNIFICATION. Each Company participating in the Plan shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses of liabilities resulting from the Committee's own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

                                   SECTION 7

                               FUNDING OBLIGATION

     No Company shall have any obligation to fund, either by the purchase of CBI Shares or the investment in any account or by any other means, its obligation to Key Employees hereunder. If, however, a Company does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall be assets of the Company subject to claims against the Company, including claims of the Company's creditors, to the same extent as are other corporate assets, and the Key Employee shall have no right or claim against the assets so allocated, other than as general creditors of the Company.

                                   SECTION 8

                           AMENDMENT AND TERMINATION

     The Committee or CBI may, without the consent of any Key Employee or Beneficiary, amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which divests any Key Employee of the right to receive payments under the plan with respect to amount heretofore credited to the Key Employee's Accounts.

                                   SECTION 9

                           NON-ALIENATION OF BENEFITS

     No Key Employee or Beneficiary shall alienate, commute, anticipate, assign, pledge, encumber or dispose of the right to receive the payments required to be made by any Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to assign or transfer any such payment or the right to receive them, no Company shall have any further obligation to make any payments otherwise required of it hereunder.

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                                   SECTION 10

                                  MISCELLANEOUS

     10.1 DELEGATION. The Committee may delegate to any Company, person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee, as the case may be. Unless the Committee otherwise provides, each Company shall have and may exercise, with respect to its Key Employee, the powers reserved to the Committee in Sections 3, 4, 5.1 and 5.2.

     10.2 APPLICABLE LAW. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

     10.3 SEPARABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceabilty shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     10.4 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

     10.5 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

     IN WITNESS WHEREOF, Cincinnati Bell Inc. has caused its name to be subscribed on the _____ day of_______________, 199___.

                                       CINCINNATI BELL INC.



                                       By
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